UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 31, 2019
 _____________________
Novan, Inc.
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4105 Hopson Road, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NOVN	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On July 31, 2019, the stockholders of Novan, Inc. (the “Company”) approved an amendment to the Company’s 2016 Incentive Award Plan, as amended (the “2016 Plan”). The 2016 Plan was amended to (a) increase the number of shares of the Company’s common stock reserved for issuance under the 2016 Plan by 1,000,000 shares and (b) increase the limit on the number of awards that may be granted to any one person in any year.
The terms of the 2016 Plan are set forth under the caption “Proposal No. 2—Approval of Amendment to 2016 Incentive Award Plan” in the Company’s definitive proxy statement for the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) filed with the Securities and Exchange Commission on June 21, 2019 (the “Proxy Statement”). The foregoing description and the description incorporated by reference from the Proxy Statement are qualified in their entirety by reference to the 2016 Incentive Award Plan, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.
As previously disclosed, in August 2018, the Company reached agreement with G. Kelly Martin on the terms of his employment as the Company’s Chief Executive Officer, after Mr. Martin had performed the duties and responsibilities of the Company’s Chief Executive Officer beginning with his appointment as interim Chief Executive Officer in June 2017 but received compensation only for his services as a director under the Company’s non-employee director compensation policy. In connection with entering into his employment agreement, Mr. Martin was awarded 1,000,000 premium-priced stock appreciation rights (“SARs”), with an exercise price of $3.80 and a vesting date of February 1, 2020 (the “SAR Award”). The SAR Award was granted by the Company’s board of directors on a contingent basis and would have been irrevocably forfeited and voided in full if the Company failed to obtain stockholder approval of the amendment to the 2016 Plan. If such approval had not been obtained from the Company’s stockholders prior to February 1, 2020, the Company would have been required to pay Mr. Martin the cash equivalent of the value of the SARs under the terms of his employment agreement in equal monthly installments over an eighteen month period commencing in March 2020. With the approval of the amendment to the 2016 Plan, the SAR Award is now no longer considered contingent and will entitle Mr. Martin to a payment equal to the fair market value of one share of the Company’s common stock on the date of exercise less the exercise price of $3.80 per share. Provided there are sufficient shares available under the 2016 Plan, the Company’s board of directors will have discretion to make such payment in cash, shares of common stock or a combination of both. The SARs will vest in full on February 1, 2020 and will be deemed automatically exercised and settled as of February 1, 2020, provided Mr. Martin remains continuously employed with the Company through such date unless vesting is otherwise expressly accelerated pursuant to the SAR Award.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On July 31, 2019, the Company held its Annual Meeting. Set forth below is a brief description of each matter considered and voted upon at the Annual Meeting, together with the final tally of the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes. A more complete description of each matter is set forth in the Proxy Statement.
Proposal 1:  Election of Directors
The stockholders elected each of the Class III directors who were nominated to serve until the 2022 Annual Meeting of Stockholders and until such director’s successor is elected and qualified, or until his earlier death, resignation or removal. The results of stockholders’ votes on this matter were as follows:

Nominee	For	Withheld	Broker Non-Votes
W. Kent Geer	12,201,638	2,423,413	9,761,768
Robert J. Keegan	7,890,435	6,734,616	9,761,768
 Proposal 2:  Approval of Amendment to Novan, Inc. 2016 Incentive Award Plan
The amendment to the 2016 Plan to (a) increase the number of shares of the Company’s common stock reserved for issuance under the 2016 Plan by 1,000,000 shares and (b) increase the limit on the number of awards that may be granted to any one person in any year was approved. The results of stockholders’ votes on this matter were as follows:

For	Against	Abstain	Broker Non-Votes
7,597,181	6,929,972	97,898	9,761,768

Proposal 3:  Ratification of Selection of Independent Registered Public Accounting Firm
The proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was approved. The results of stockholders’ votes on this matter were as follows:

For	Against	Abstain	Broker Non-Votes
24,292,318	89,487	5,014	—

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Novan, Inc. 2016 Incentive Award Plan, as amended and restated

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: August 6, 2019	By:	/s/ John M. Gay
John M. Gay
Vice President, Finance and Corporate Controller (Principal Financial Officer)